Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of July 16, 2009 (this “Agreement”), by and among Osler Incorporated, a Nevada corporation (“Assignor”) and Osler Leasco, Inc., a Delaware corporation (“Assignee”).

R E C I T A L S:

          WHEREAS, Assignor is the owner of all of the issued and outstanding capital stock of Assignee. Assignee is a newly-formed wholly owned subsidiary of Assignor which was organized to acquire, and pursuant to this Agreement will acquire substantially all the assets and liabilities of Assignor. Assignor is a shell corporation and prior to and following the transactions contemplated by this Agreement has no present business or operations;

          WHEREAS, concurrently with, and as a condition to the execution of this Agreement, Assignor, the Assignee and Mr. Greg Chapman (“Buyer”), will enter into a Split-Off Agreement in substantially the form set forth as Exhibit A attached hereto (the “Split-Off Agreement”), pursuant to which Buyer will acquire all of the issued and outstanding shares of capital stock of Assignee, and will assume, as between Assignor and Buyer, all responsibilities for any debts, obligations and liabilities of Assignee, except for the liabilities set forth on Exhibit B attached hereto (the “Excluded Liabilities”), on the terms and subject to the conditions specified in the Split-Off Agreement, in consideration of 30,000,000 of shares of Assignor common stock beneficially owned by Buyer and the payment to Buyer of Twenty-Eight Thousand and No/100 dollars ($28,000.00), the receipt of which Buyer hereby acknowledges.

          NOW, THEREFORE, in consideration of the premises and the covenants, promises, and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

1.          Contribution of Assets. Effective as of the Closing of the transactions contemplated by the Split-Off Agreement, (the “Effective Time”) Assignor hereby assigns, transfers, conveys and delivers to Assignee and Assignee hereby accepts from Assignor, all of Assignor’s right, title and interest, if any, in all Assignor Assets (as defined below).

             (a)     As used in this Agreement “Assets” means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person, including the following: (i) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form; (ii) all computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, motor vehicles and other transportation equipment, special and general tools, prototypes and models and other tangible personal property; (iii) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products; (iv) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a security interest, lessor, sublessor, lessee, sublessee or otherwise; (v) all loans, advances or other extensions of credit or capital contributions to any person; and all other investments in securities of any Person; (vi) all license agreements, leases of personal property, real property or mineral rights, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments; (vii) all deposits, letters of credit and performance and surety bonds; (viii) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties; (ix) all intellectual property and licenses from third persons granting the right to use any intellectual property; (x) all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions; (xi) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents; (xii) all prepaid expenses, trade accounts and other accounts and notes receivables; (xiii) all rights under contracts or agreements, all claims or rights against any person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent; (xiv) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution; (xv) all licenses (including radio and similar licenses), permits, approvals and authorizations which have been issued by any governmental authority; (xvi) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and (xvii) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

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            (b)     As used in this Agreement “Assignor Assets” shall mean (without duplication) the following Assets other than those Assets set forth on Exhibit B (the “Excluded Assets”): (i) all Assets reflected in the Balance Sheet of Assignor as of March 31, 2009 (Unaudited) as set forth in Assignor’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 filed with the Securities and Exchange Commission on May 20, 2009 (the “Assignor Balance Sheet”); (ii) all Assets that have been written off, expensed or fully depreciated that, had they not been written off, expensed or fully depreciated, would have been reflected in the Assignor Balance Sheet in accordance with the principles and accounting policies under which the Assignor Balance Sheet was prepared; (iii) all Assets acquired by Assignor after the date of the Assignor Balance Sheet that would be reflected in the balance sheet of Assignor as of the Effective Time if such balance sheet was prepared using the same principles and accounting policies under which the Assignor Balance Sheet was prepared; (iv) all Assets that should have been reflected in the Assignor Balance Sheet as of the Effective Time but are not reflected in the Assignor Balance Sheet for any reason; (v) all Assignor contracts; (vi) all intellectual property owned or controlled by Assignor and used exclusively in Assignor’s business as of immediately prior to the Closing, which shall include, without limitation, the tradename and trademarks “Osler” and any Internet domain name used in connection with such business as of immediately prior to the Closing. Notwithstanding the foregoing, the Assignor shall have the right to use the name Osler as its corporate name indefinitely.

2.          Assumption of Liabilities. Effective as of the Effective Time, Assignee hereby assumes and agrees faithfully to perform and fulfill all the Assignor Liabilities (as defined below), in accordance with their respective terms. Thereafter, Assignee shall be responsible for all Assignor Liabilities held by Assignor, regardless of when or where such Liabilities (as defined below) arose or arise, or whether the facts on which they are based occurred prior to, on or after the date hereof, regardless of where or against whom such Liabilities are asserted or determined (including any Assignor Liabilities arising out of claims made by Assignor’s or Assignee’s respective directors, officers, consultants, independent contractors, employees or agents against Assignor or Assignee or their respective affiliates) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, misrepresentation by Assignor or Assignee or any of their respective directors, officers, employees or agents.

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          (a)     As used in this Agreement “Liabilities” means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

          (b)     As used in this Agreement “Assignor Liabilities” shall mean (without duplication) the following Liabilities other than the Excluded Liabilities set forth on Exhibit B: (i) all Liabilities reflected in the Assignor Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the Assignor Balance Sheet; (ii) all Liabilities of Assignor or its subsidiaries that arose after the date of the Assignor Balance Sheet that would be reflected in the balance sheet of Assignor as of the Effective Time if such balance sheet was prepared using the same principles and accounting policies under which the Assignor Balance Sheet was prepared; (iii) all Liabilities that should have been reflected in the Assignor Balance Sheet as of the Effective Time but are not reflected in the Assignor Balance Sheet for any reason; (iv) all Assignor Contingent Liabilities (as defined below); (v) all Liabilities, whether arising before, on or after the Effective Time, substantially or exclusively relating to, arising out of or resulting from: (1) the operation of Assignor’s business, as conducted at any time prior to the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such person’s authority)); (2) the operation of any business conducted by Assignee at any time after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such person’s authority)); or (3) any Assignor Assets; (vi) outstanding indebtedness of Assignor as set forth on the Assignor Balance Sheet; (vii) all other Liabilities of Assignor with respect to any matter occurring prior to the Effective Time including, without limitation, Liabilities relating to any acts of fraud, deceit, misrepresentations to third parties or indebtedness not reflected on the Assignor Balance Sheet; and (vii) all Liabilities that are expressly contemplated by this Agreement or the Split-Off Agreement as Liabilities to be assumed by Assignee, and all agreements, obligations and Liabilities of Assignee under this Agreement.

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          (c)     As used in this Agreement “Assignor Contingent Liabilities” shall mean any Liability, of Assignor or Assignee that substantially or exclusively relates to the business of Assignor, as such business was conducted immediately prior to the Effective Time, whenever arising, to any person, if and to the extent that (i) such Liability arises out of the events, acts or omissions occurring as of or before the Effective Time and (ii) the existence or scope of the obligation of Assignor or Assignee as of the Effective Time with respect to such Liability was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Effective Time or as a result of the failure of such Liability to have been discovered or asserted as of the Effective Time (it being understood that the existence of a litigation or other reserve with respect to any Liability shall not be sufficient for such Liability to be considered acknowledged, fixed or determined). In the case of any Liability a portion of which arises out of events, acts or omissions occurring prior to the Effective Time and a portion of which arises out of events, acts or omissions occurring after the Effective Time, only that portion that arises out of events, acts or omissions occurring prior to the Effective Time shall be considered a Assignor Contingent Liability. For purposes of the foregoing, a Liability shall be deemed to have arisen out of events, acts or omissions occurring prior to the Effective Time if all the elements necessary for the assertion of a claim with respect to such Liability shall have occurred prior to the Effective Time, such that the claim, were it asserted in an action prior to the Effective Time, would not be dismissed by a court on ripeness or similar grounds. For purposes of clarification of the foregoing, the parties agree that no Liability relating to, arising out of or resulting from any obligation of any person to perform the executory portion of any contract or agreement existing as of the Effective Time, shall be deemed to be an Assignor Contingent Liability. Additionally, the parties agree that liabilities relating to any acts of fraud, deceit, misrepresentations to third parties or indebtedness not revealed to the Assignor at or prior to the closing event shall not be deemed an Assignor Liability.

3.          Mistaken Assignments and Assumptions. In addition to those transfers and assumptions accurately identified and designated by the parties to take place but which the parties are not able to effect prior to the Effective Time, there may exist (i) Assets that the parties discover were, contrary to the agreements between the parties, by mistake, unintentional omission or otherwise, transferred to Assignee or retained by Assignor or (ii) Liabilities that the parties discover were, contrary to the agreements between the parties, by mistake, unintentional omission or otherwise, assumed by Assignee or not assumed by Assignee. The parties shall cooperate in good faith to effect the transfer or re-transfer of such Assets, and/or the assumption or re-assumption of such Liabilities, to or by the appropriate party.

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4.          Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

5.          Time. Time is of the essence with respect to this Agreement.

6.          Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

7.          Further Acts. Assignor and Assignee shall execute any and all documents and perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.

8.           Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein. This Agreement cannot be amended or changed except through a written instrument signed by all of the parties hereto.

9.          Assignment. No party may assign his or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other parties.

10.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts or choice of laws thereof.

11.          Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts taken together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

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12.          Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

13.          Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which that party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

14.          Books and Records. Assignor shall have the right to retain a copy of all books, records, work papers, corporate charter documents and agreements to which the Assignor is a party and any other material the Assignor deems advisable or in the best interest of the Assignor’s business notwithstanding whether such documentation or materials constitute Assignor Assets assigned hereunder.

[Signature page follows this page.]

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ASSIGNOR:

OSLER INCORPORATED

By:	/s/ Lance Friedman

Name: Lance Friedman
Title: CEO and Sole Director

ASSIGNEE

OSLER LEASCO, INC.

By:	/s/ Lance Friedman

Name: Lance Friedman
Title: CEO and Sole Director

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Exhibit A

SPLIT-OFF AGREEMENT

          SPLIT-OFF AGREEMENT, dated as of July 16, 2009 (this “Agreement”), by and among Osler Incorporated, a Nevada corporation (“Seller” or the “Company”), Mr. Greg Chapman (“Buyer”), and Osler Leasco, Inc., a Delaware corporation (“OLI”).

R E C I T A L S:

          WHEREAS, Seller is the owner of all of the issued and outstanding capital stock of OLI. OLI is a wholly owned subsidiary of Seller which was organized to acquire, and prior to the closing of the contemplated transaction has acquired substantially all the assets and liabilities of Seller. Seller is a shell corporation and prior to and following the transactions contemplated by this Agreement has no present business or operations;

          WHEREAS, Buyer desires to purchase the OLI Shares (as defined in Section 1.1) from Seller, and to assume, as between Seller and Buyer, all responsibilities for any debts, obligations and liabilities of OLI, on the terms and subject to the conditions specified in this Agreement; and

          WHEREAS, Seller desires to sell and transfer the OLI Shares to the Buyer, on the terms and subject to the conditions specified in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the covenants, promises, and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows.

I.          PURCHASE AND SALE OF STOCK.

1.1          Purchased OLI Shares. Subject to the terms and conditions provided below, Seller shall sell and transfer to Buyer and Buyer shall purchase from Seller, on the Closing Date (as defined in Section 1.3), all the issued and outstanding shares of capital stock of OLI (the “OLI Shares”).

1.2          Purchase Price. The purchase price for the OLI Shares shall be the transfer and delivery by Buyer to Seller of 30,000,000 shares of common stock of Seller that buyer owns (the “Purchase Price Shares”), deliverable as provided in Section 2.2 together with Twenty-Eight Thousand and No/100 dollars ($28,000.00) that has previously been received by the Buyer.

1.3          Closing. The closing of the transactions contemplated in this Agreement (the “Closing”) shall take place at the offices of Seller upon the execution of this Agreement. The date on which the Closing occurs shall be referred to herein as the Closing Date (the “Closing Date”).

II.          CLOSING.

2.1          Transfer of OLI Shares. At the Closing, Seller shall deliver to Buyer certificates representing the OLI Shares, duly endorsed to Buyer or as directed by Buyer, which delivery shall vest Buyer with good and marketable title to all of the issued and outstanding shares of capital stock of OLI, free and clear of all liens and encumbrances.

2.2          Payment of Purchase Price. At the Closing, Buyer shall deliver to Seller a certificate or certificates representing the Purchase Price Shares duly endorsed to Seller, which delivery shall vest Seller with good and marketable title to the Purchase Price Shares, free and clear of all liens and encumbrances. The Purchase Price Shares shall be delivered by the Buyer to the Seller’ Transfer Agent with instructions that the Purchase Price Shares be cancelled and returned to treasury.

2.3          Transfer of Records. On or before the Closing, Seller shall arrange for transfer to OLI all existing corporate books and records in Seller’s possession relating to OLI and its business, including but not limited to all agreements, litigation files, real estate files, intellectual property, Internet domain names, personnel files and filings with governmental agencies; provided, however, when any such documents relate to both Seller and OLI, only copies of such documents need be furnished. On or before the Closing, Buyer and OLI shall transfer to Seller all existing corporate books and records in the possession of Buyer or OLI relating to Seller, including but not limited to all corporate minute books, stock ledgers, certificates and corporate seals of Seller and all agreements, litigation files, real property files, personnel files and filings with governmental agencies; provided, however, when any such documents relate to both Seller and OLI or its business, only copies of such documents need be furnished.

III.          BUYER’S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller that:

3.1          Capacity and Enforceability. Buyer has the legal capacity to execute and deliver this Agreement and the documents to be executed and delivered by Buyer at the Closing pursuant to the transactions contemplated hereby. This Agreement and all such documents constitute valid and binding agreements of Buyer, enforceable in accordance with their terms.

3.2          Compliance. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Buyer will result in the breach of any term or provision of, or constitute a default under, or violate any agreement, indenture, instrument, order, law or regulation to which Buyer is a party or by which Buyer is bound.

3.3          Purchase for Investment. Buyer is financially able to bear the economic risks of acquiring an interest in OLI and the other transactions contemplated hereby, and has no need for liquidity in this investment. Buyer has such knowledge and experience in financial and business matters in general and with respect to businesses of a nature similar to the business of OLI so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the OLI Shares. Buyer is acquiring the OLI Shares solely for his own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration is available. Buyer has (i) received all the information he has deemed necessary to make an informed investment decision with respect to the acquisition of the OLI Shares; (ii) had an opportunity to make such investigation as he has desired pertaining to OLI and the acquisition of an interest therein and to verify the information which is, and has been, made available to him; and (iii) had the opportunity to ask questions of Seller concerning OLI. Buyer acknowledges that Buyer is an officer and director of Seller and OLI and, as such, has actual knowledge of the business, operations and financial affairs of OLI. Buyer has received no public solicitation or advertisement with respect to the offer or sale of the OLI Shares. Buyer realizes that the OLI Shares are “restricted securities” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, the resale of the OLI Shares is restricted by federal and state securities laws and, accordingly, the OLI Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Buyer understands that any resale of the OLI Shares by him must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for OLI at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Buyer acknowledges and consents that certificates now or hereafter issued for the OLI Shares will bear a legend substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS.

Buyer understands that the OLI Shares are being sold to him pursuant to the exemption from registration contained in Section 4(1) of the Securities Act and that the Seller is relying upon the representations made herein as one of the bases for claiming the Section 4(1) exemption.

3.4          Liabilities. Following the Closing, Seller will have no liability for any debts, liabilities or obligations of OLI or its business or activities, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller directly or indirectly in relation to OLI or its business and that may survive the Closing.

3.5          Title to Purchase Price Shares. Buyer is the sole record and beneficial owner of the Purchase Price Shares. At Closing, Buyer will have good and marketable title to the Purchase Price Shares, which Purchase Price Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens, and encumbrances and any restrictions or limitations prohibiting or restricting transfer to Seller, except for restrictions on transfer as contemplated by applicable securities laws.

IV.          SELLER’S AND OLI’ REPRESENTATIONS AND WARRANTIES. Seller and OLI, jointly and severally, represent and warrant to Buyer that:

4.1          Organization and Good Standing. Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada. OLI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

4.2          Authority and Enforceability. The execution and delivery of this Agreement and the documents to be executed and delivered at the Closing pursuant to the transactions contemplated hereby, and performance in accordance with the terms hereof and thereof, have been duly authorized by Seller and all such documents constitute the valid and binding agreements of Seller enforceable in accordance with their terms.

4.3          Title to OLI Shares. Seller is the sole record and beneficial owner of the OLI Shares. At Closing, Seller will have good and marketable title to the OLI Shares, which OLI Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Buyer, except for restrictions on transfer as contemplated by Section 3.3 above. The OLI Shares constitute all of the issued and outstanding shares of capital stock of OLI.

4.4          WARN Act. OLI does not have a sufficient number of employees to make it subject to the Worker Adjustment and Retraining Notification Act (“WARN Act”).

V.          OBLIGATIONS OF BUYER PENDING CLOSING. Buyer covenants and agrees that between the date hereof and the Closing:

5.1          Not Impair Performance. Buyer shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by any party herein not to be true, correct and accurate as of the Closing, or in any way impairing the ability of Seller to satisfy its obligations as provided in Article VI.

5.2          Assist Performance. Buyer shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Seller’s obligations to consummate the transactions contemplated hereby which are dependent upon actions of Buyer and to make and/or obtain any necessary filings and consents in order to consummate the sale transaction contemplated by this Agreement.

VI.          OBLIGATIONS OF SELLER PENDING CLOSING. Seller covenants and agrees that between the date hereof and the Closing:

6.1          Business as Usual. OLI shall operate and Seller shall cause OLI to operate in accordance with past practices and shall use best efforts to preserve its goodwill and the goodwill of its employees, customers and others having business dealings with OLI. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, OLI shall (a) make all normal and customary repairs to its equipment, assets and facilities, (b) keep in force all insurance, (c) preserve in full force and effect all material franchises, licenses, contracts and real property interests and comply in all material respects with all laws and regulations, (d) collect all accounts receivable and pay all trade creditors in the ordinary course of business at intervals historically experienced, and (e) preserve and maintain OLI’s assets in their current operating condition and repair, ordinary wear and tear excepted. OLI shall not (i) amend, terminate or surrender any material franchise, license, contract or real property interest, or (ii) sell or dispose of any of its assets except in the ordinary course of business. Neither OLI nor Buyer shall take or omit to take any action that results in Seller incurring any liability or obligation prior to or in connection with the Closing.

6.2          Not Impair Performance. Seller shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by any party herein not to be materially true, correct and accurate as of the Closing, or in any way impairing the ability of Buyer to satisfy his obligations as provided in Article V.

6.3          Assist Performance. Seller shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Buyer’s obligations to consummate the transactions contemplated hereby which are dependent upon the actions of Seller and to work with Buyer to make and/or obtain any necessary filings and consents. Seller shall cause OLI to comply with its obligations under this Agreement.

VII.          SELLER’S AND OLI’ CONDITIONS PRECEDENT TO CLOSING. The obligations of Seller and OLI to close the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any or all of which may be waived by Seller in writing):

7.1          Representations and Warranties; Performance. All representations and warranties of Buyer contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing, with the same effect as though such representations and warranties were made at and as of the Closing. Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Buyer at or prior to the Closing, including delivery of the Purchase Price Shares by the Buyer to the Seller’ Transfer Agent with instructions that the Purchase Price Shares be cancelled and returned to treasury.

7.2          Additional Documents. Buyer shall deliver or cause to be delivered such additional documents as may be necessary in connection with the consummation of the transactions contemplated by this Agreement and the performance of their obligations hereunder.

7.3          Release by OLI. At the Closing, OLI shall execute and deliver to Seller a general release which in substance and effect releases Seller from any and all liabilities and obligations that Seller may owe to OLI in any capacity and from any and all claims that OLI may have against Seller or its managers, members, officers, directors, stockholders, employees and agents (other than those arising pursuant to this Agreement or any document delivered in connection with this Agreement).

VIII.          BUYER’S CONDITIONS PRECEDENT TO CLOSING. The obligation of Buyer to close the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any and all of which may be waived by Buyer in writing):

8.1          Representations and Warranties; Performance. All representations and warranties of Seller and OLI contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing. Seller and OLI shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by them at or prior to the Closing, including delivery to Buyer of the OLI Shares.

IX.          OTHER AGREEMENTS.

9.1          Expenses. Each party hereto shall bear its expenses separately incurred in connection with this Agreement and with the performance of its obligations hereunder.

9.2          Confidentiality. The parties hereto shall not make any public announcements concerning this transaction other than in accordance with mutual agreement reached prior to any such announcement(s) and other than as may be required by applicable law or judicial process. If for any reason the transactions contemplated hereby are not consummated, then Buyer shall return any information received by Buyer from Seller or OLI, and Buyer shall cause all confidential information obtained by Buyer concerning OLI and its business to be treated as such.

9.3          Brokers’ Fees. No party to this Agreement has employed the services of a broker and each agrees to indemnify the other against all claims of any third parties for fees and commissions of any brokers claiming a fee or commission related to the transactions contemplated hereby.

9.4          Access to Information Post-Closing; Cooperation.

(a)          Following the Closing, Buyer and OLI shall afford to Seller and its authorized accountants, counsel, and other designated representatives reasonable access (and including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to allow records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) within the possession or control of Buyer or OLI insofar as such access is reasonably required by Seller. Information may be requested under this Section 9.4(a) for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and performing this Agreement and the transactions contemplated hereby. No files, books or records of OLI existing at the Closing Date shall be destroyed by Buyer or OLI after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving the Seller at least 30 days’ prior written notice, during which time Seller shall have the right to examine and to remove any such files, books and records prior to their destruction.

(b)          Following the Closing, Seller shall afford to OLI and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) duplicating rights during normal business hours to Information within Seller’s possession or control relating to the business of OLI. Information may be requested under this Section 9.4(b) for, without limitation, audit, accounting, claims, litigation and tax purposes as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. No files, books or records of OLI existing at the Closing Date shall be destroyed by Seller after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving the Buyer at least 30 days prior written notice, during which time Buyer shall have the right to examine and to remove any such files, books and records prior to their destruction.

(c)          At all times following the Closing, Seller, Buyer and OLI shall use reasonable efforts to make available to the other party on written request, the current and former officers, directors, employees and agents of Seller or OLI for any of the purposes set forth in Section 9.4(a) or (b) above or as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which Seller or OLI may from time to be involved.

(d)          The party to whom any Information or witnesses are provided under this Section 9.4 shall reimburse the provider thereof for all out-of-pocket expenses actually and reasonably incurred in providing such Information or witnesses.

(e)          Seller, Buyer, OLI and their respective employees and agents shall each hold in strict confidence all Information concerning the other party in their possession or furnished by the other or the other’s representative pursuant to this Agreement with the same degree of care as such party utilizes as to such party’s own confidential information (except to the extent that such Information is (i) in the public domain through no fault of such party or (ii) later lawfully acquired from any other source by such party), and each party shall not release or disclose such Information to any other person, except such party’s auditors, attorneys, financial advisors, bankers, other consultants and advisors or persons with whom such party has a valid obligation to disclose such Information, unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of law.

(f)          Seller, Buyer and OLI shall each use their best efforts to forward promptly to the other party all notices, claims, correspondence and other materials which are received and determined to pertain to the other party.

9.5          Guarantees, Surety Bonds and Letter of Credit Obligations. In the event that Seller is obligated for any debts, obligations or liabilities of OLI by virtue of any outstanding guarantee, performance or surety bond or letter of credit provided or arranged by Seller on or prior to the Closing Date, Buyer and OLI shall use best efforts to cause to be issued replacements of such bonds, letters of credit and guarantees and to obtain any amendments, novations, releases and approvals necessary to release and discharge fully Seller from any liability thereunder following the Closing. Buyer and OLI, jointly and severally, shall be responsible for, and shall indemnify, hold harmless and defend Seller from and against, any costs or losses incurred by Seller arising from such bonds, letters of credits and guarantees and any liabilities arising therefrom and shall reimburse Seller for any payments that Seller may be required to pay pursuant to enforcement of its obligations relating to such bonds, letters of credit and guarantees.

9.6          Filings and Consents. Buyer, at its risk, shall determine what, if any, filings and consents must be made and/or obtained prior to Closing to consummate the purchase and sale of the OLI Shares. Buyer shall indemnify the Seller Indemnified Parties (as defined in Section 11.1 below) against any Losses (as defined in Section 11.1 below) incurred by any Seller Indemnified Parties by virtue of the failure to make and/or obtain any such filings or consents. Recognizing that the failure to make and/or obtain any filings or consents may cause Seller to incur Losses or otherwise adversely affect Seller, Buyer and OLI confirm that the provisions of this Section 9.6 will not limit Seller’s right to treat such failure as the failure of a condition precedent to Seller’s obligation to close pursuant to Article VII above.

9.7          Insurance. Buyer acknowledges that on the Closing Date, effective as of the Closing, all insurance coverage and bonds provided by Seller for OLI, and all certificates of insurance evidencing that OLI maintains any required insurance by virtue of insurance provided by Seller, will terminate with respect to any insured damages resulting from matters occurring subsequent to Closing.

9.8          Agreements Regarding Taxes.

(a) Tax Sharing Agreements. Any tax sharing agreement between Seller and OLI is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

(b) Returns for Periods Through the Closing Date. Seller will include the income and loss of OLI (including any deferred income triggered into income by Reg. §1.1502-13 and any excess loss accounts taken into income under Reg. §1.1502-19) on Seller’s consolidated federal income tax returns for all periods through the Closing Date and pay any federal income taxes attributable to such income. Seller and OLI agree to allocate income, gain, loss, deductions and credits between the period up to Closing (the “Pre-Closing Period”) and the period after Closing (the “Post-Closing Period”) based on a closing of the books of OLI and both Seller and OLI agree not to make an election under Reg. §1.1502-76(b)(2)(ii) to ratably allocate the year’s items of income, gain, loss, deduction and credit. Seller, OLI and Buyer agree to report all transactions not in the ordinary course of business occurring on the Closing Date after Buyer’s purchase of the OLI Shares on OLI’s tax returns to the extent permitted by Reg. §1.1502-76(b)(1)(ii)(B). Buyer agrees to indemnify Seller for any additional tax owed by Seller (including tax owned by Seller due to this indemnification payment) resulting from any transaction engaged in by OLI during the Pre-Closing Period or on the Closing Date after Buyer’s purchase of the OLI Shares. OLI will furnish tax information to Seller for inclusion in Seller’s consolidated federal income tax return for the period which includes the Closing Date in accordance with OLI’s past custom and practice.

(c) Audits. Seller will allow OLI and its counsel to participate at OLI’s expense in any audits of Seller’s consolidated federal income tax returns to the extent that such audit raises issues that relate to and increase the tax liability of OLI. Seller shall have the absolute right, in its sole discretion, to engage professionals and direct the representation of Seller in connection with any such audit and the resolution thereof, without receiving the consent of Buyer or OLI or any other party acting on behalf of Buyer or OLI, provided that Seller will not settle any such audit in a manner which would materially adversely affect OLI after the Closing Date unless such settlement would be reasonable in the case of a person that owned OLI both before and after the Closing Date. In the event that after Closing any tax authority informs the Buyer or OLI of any notice of proposed audit, claim, assessment, or other dispute concerning an amount of taxes which pertain to the Seller, or to OLI during the period prior to Closing, Buyer or OLI must promptly notify the Seller of the same within 15 calendar days of the date of the notice from the tax authority. In the event Buyer or OLI does not notify the Seller within such 15 day period, Buyer and OLI, jointly and severally, will indemnify the Seller for any incremental interest, penalty or other assessments resulting from the delay in giving notice. To the extent of any conflict or inconsistency, the provisions of this Section 9.8 shall control over the provisions of Section 11.2 below.

(d) Cooperation on Tax Matters. Buyer, Seller and OLI shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. OLI shall (i) retain all books and records with respect to tax matters pertinent to OLI relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) give Seller reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Seller so requests, Buyer agrees to cause OLI to allow Seller to take possession of such books and records.

9.9          ERISA. Effective as of the Closing Date, OLI shall terminate its participation in, and withdraw from, all employee benefit plans sponsored by Seller, and Seller and Buyer shall cooperate fully in such termination and withdrawal. Without limitation, OLI shall be solely responsible for (i) all liabilities under those employee benefit plans notwithstanding any status as an employee benefit plan sponsored by Seller, and (ii) all liabilities for the payment of vacation pay, severance benefits, and similar obligations, including, without limitation, amounts which are accrued but unpaid as of the Closing Date with respect thereto. Buyer and OLI acknowledge that OLI is solely responsible for providing continuation health coverage, as required under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), to each person, if any, participating in an employee benefit plan subject to COBRA with respect to such employee benefit plan as of the Closing Date, including, without limitation, any person whose employment with OLI is terminated after the Closing Date.

X.          TERMINATION. This Agreement may be terminated at, or at any time prior to, the Closing by mutual written consent of Seller and Buyer.

If this Agreement is terminated as provided herein, it shall become wholly void and of no further force and effect and there shall be no further liability or obligation on the part of any party except to pay such expenses as are required of such party.

XI.          INDEMNIFICATION.

11.1          Indemnification by Buyer. Buyer covenants and agrees to indemnify, defend, protect and hold harmless Seller, and its officers, directors, employees, stockholders, agents, representatives and affiliates (collectively, together with Seller, the “Seller Indemnified Parties”) at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Seller Indemnified Party (collectively, “Losses”), incurred by any Seller Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of Buyer set forth herein or in certificates delivered in connection herewith, (ii) any breach or non-fulfillment of any covenant or agreement (including any other agreement of Buyer to indemnify Seller set forth in this Agreement) on the part of Buyer under this Agreement, (iii) any debt, liability or obligation of OLI, (iv) the conduct and operations of the business of OLI whether before or after Closing, (v) claims asserted against OLI whether before or after Closing, or (vi) any federal or state income tax payable by Seller and attributable to the transaction contemplated by this Agreement.

11.2          Third Party Claims.

(a)          Defense. If any claim or liability (a “Third-Party Claim”) should be asserted against any of the Seller Indemnified Parties (the “Indemnitee”) by a third party after the Closing for which Buyer has an indemnification obligation under the terms of Section 11.1, then the Indemnitee shall notify Buyer and OLI (the “Indemnitor”) within 20 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a “Claim Notice”) and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the Indemnitor agrees to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and any decision to settle such Third-Party Claim, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided on subsection (b) below, both the Indemnitor and the Indemnitee must approve any settlement of a Third Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.

(b)          Failure to Defend. If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim on such terms as it may deem appropriate. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

11.3          Non-Third-Party Claims. Upon discovery of any claim for which Buyer has an indemnification obligation under the terms of Section 11.3 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Buyer of such claim and, in any case, shall give Buyer such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Buyer shall not excuse Buyer from any indemnification liability except to the extent that Buyer is materially and adversely prejudiced by such failure.

11.4          Survival. Except as otherwise provided in this Section 11.4, all representations and warranties made by Buyer, OLI and Seller in connection with this Agreement shall survive the Closing. Anything in this Agreement to the contrary notwithstanding, the liability of all Indemnitors under this Article XI shall terminate on the third (3rd) anniversary of the Closing Date, except with respect to (a) liability for any item as to which, prior to the third (3rd) anniversary of the Closing Date, any Indemnitee shall have asserted a Claim in writing, which Claim shall identify its basis with reasonable specificity, in which case the liability for such Claim shall continue until it shall have been finally settled, decided or adjudicated, (b) liability of any party for Losses for which such party has an indemnification obligation, incurred as a result of such party’s breach of any covenant or agreement to be performed by such party after the Closing, (c) liability of Buyer for Losses incurred by a Seller Indemnified Party due to breaches of their representations and warranties in Article III of this Agreement, and (d) liability of Buyer for Losses arising out of Third-Party Claims for which Buyer has an indemnification obligation, which liability shall survive until the statute of limitation applicable to any third party’s right to assert a Third-Party Claim bars assertion of such claim.

XII.          MISCELLANEOUS.

12.1          Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

12.2          Time. Time is of the essence with respect to this Agreement.

12.3          Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

12.4          Further Acts. Seller, Buyer and OLI shall execute any and all documents and perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.

12.5          Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein. This Agreement cannot be amended or changed except through a written instrument signed by all of the parties hereto.

12.6          Assignment. No party may assign his or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other parties.

12.7          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

12.8          Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts taken together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

12.9          Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

12.10          Specific Performance; Remedies. Each of Seller and Buyer and OLI acknowledges and agrees that the Company would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of Buyer and OLI agrees that the Company will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, subject to Section 12.7, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity, and nothing herein will be considered an election of remedies.

12.11          Submission to Jurisdiction; Process Agent; No Jury Trial.

(a)          Each party to the Agreement hereby submits to the jurisdiction of any state or federal court sitting in the State of New York, in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Each party to the Agreement also agrees not to bring any action arising out of or relating to this Agreement in any other court. Each party to the Agreement agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party to the Agreement waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

(b)          EACH PARTY TO THE AGREEMENT HEREBY AGREES TO WAIVE HIS OR HER RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of the transactions, including, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party to the Agreement hereby acknowledges that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party to the Agreement further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of commencement of any action, this Agreement may be filed as a written consent to trial by a court.

12.12          Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which that party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

[Signature page follows this page.]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

SELLER:

OSLER INCORPORATED

By:	/s/ Lance Friedman

Name: Lance Friedman
Title: CEO

OLI:

OSLER LEASCO, INC.:

By:	/s/ Lance Friedman

Name: Lance Friedman
Title: CEO

BUYER:

/s/ Greg Chapman

Name: Greg Chapman

Exhibit B

Excluded Assets and Excluded Liabilities

Excluded Assets

That certain Agreement between Assignor and LBB & Associates Ltd., LLP (“LBB”) dated July 6, 2009 pursuant to which LBB would provide audit services to the Assignor together with a retainer of $6,000.00 to be applied to future services.

Excluded Liabilities

Liabilities to Assignor under that certain Agreement between Assignor and Transfer Online, Inc. (“TOL”) dated July 9, 2009 that arise subsequent to the Closing pursuant to which TOL shall provide transfer agent services to Assignor.

B-1